Exhibit 10.1

FORM OF INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

This Agreement (“Agreement”) is made as of [•], 2016 by and between Hancock Park Corporate Income, Inc., a Maryland corporation (the “Company”), and OFS CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (the “Adviser”).

WITNESSETH:

WHEREAS, the Company is a closed-end non-diversified management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Adviser is an investment adviser that has registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, the Company desires to retain the Adviser to furnish investment advisory services to the Company, and the Adviser wishes to be retained to provide such services, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Adviser hereby agree as follows:

1. Duties of the Adviser.

(a) Employment of the Adviser. The Company hereby employs the Adviser to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board of Directors of the Company (the “Board”), during the term hereof and upon the terms and conditions herein set forth, in accordance with:

(i) the investment objectives, policies and restrictions that are determined by the Board from time to time and disclosed to the Adviser, which objectives, policies and restrictions shall initially be those set forth in the Company’s Registration Statement on Form 10, initially filed with the Securities and Exchange Commission (the “SEC”) on December 21, 2015, and as amended from time to time;

(ii) the Investment Company Act and the Advisers Act; and

(iii) all other applicable federal and state laws, rules and regulations, and the Company’s charter and bylaws.

The Adviser hereby accepts such employment and agrees during the term hereof to render such services, subject to the payment of compensation provided for herein.

1

(b) Certain Services. Without limiting the generality of Section 1(a) above, the Adviser shall:

(i) determine the composition of the portfolio of the Company, the nature and timing of the changes thereto and the manner of implementing such changes;

(ii) assist the Company in determining the securities that the Company will purchase, retain, or sell;

(iii) identify, evaluate and negotiate the structure of the investments made by the Company (including performing due diligence on the Company’s prospective portfolio companies);

(iv) execute, close, service and monitor the Company’s investments; and

(v) provide the Company with such other investment advisory, management, research and related services as the Company may, from time to time, reasonably require for the investment of its funds.

The Adviser shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to incur debt financing, the Adviser shall arrange for such financing on the Company’s behalf, subject to the oversight and any required approval of the Board. If it is necessary for the Adviser to make investments on behalf of the Company through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle in accordance with the Investment Company Act.

(c) Sub-Advisers. Subject to the requirements of the Investment Company Act (including any approval by the vote of holders of a majority of outstanding voting securities of the Company required under Section 15(a) of the Investment Company Act), the Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in providing the investment advisory services required to be provided by the Adviser under this Agreement. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Company’s investment objectives, policies and restrictions, and work, along with the Adviser, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject to the oversight of the Adviser and the Board. Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law. The Company, and not the Adviser, shall be responsible for any compensation payable to any Sub-Adviser.

2

(d) Independent Contractors. The Adviser, and any Sub-Adviser, shall for all purposes herein each be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(e) Books and Records. The Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Company and shall specifically maintain all books and records with respect to the Company’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Company are the property of the Company and shall surrender promptly to the Company any such records upon the Company’s request; provided that the Adviser may retain a copy of such records.

2. Allocation of Cost and Expenses.

(a) Personnel of the Adviser. All investment professionals of the Adviser and/or its affiliates, when and to the extent engaged in providing investment advisory services required to be provided by the Adviser under this Agreement, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Adviser and not by the Company.

(b) Costs. Other than those expenses specifically assumed by the Adviser pursuant to Section 2(a) above, the Company, either directly or through reimbursement to the Adviser or its affiliates, shall bear all costs and expenses that are incurred in its operation, administration and transactions, including those relating to:

(i) organizational expenses including, without limitation, the cost of incorporation, including legal fees related to the organization of the Company, its related documents of organization, and its initial operating agreements, independent audit of the Company’s seed-stage financial statements, and, if applicable, its election to be treated as a business development company under the Investment Company Act (“Organizational Expenses”);

(ii) offering expenses incurred by the Adviser and its affiliates on the Company’s behalf for legal, accounting, printing and other offering expenses, including costs associated with technology integration between the Company’s systems and those of its participating broker-dealers, permissible due diligence reimbursements, marketing expenses, salaries and direct expenses of the Adviser’s employees, employees of their affiliates and others while engaged in marketing the Company’s common stock, which will include development of marketing materials and marketing presentations and training and educational meetings and generally coordinating the marketing process for the Company (“Offering Expenses”);

(iii) calculating the Company’s net asset value (including the cost and expenses of any independent valuation firm);

3

(iv) fees and expenses incurred by the Adviser payable to third parties, including agents, consultants or other advisors (including Sub-Advisers), in monitoring financial and legal affairs for the Company and in monitoring the Company’s investments and performing due diligence on its prospective portfolio companies or otherwise relating to, or associated with, evaluating and making investments;

(v) interest payable on debt, if any, incurred to finance the Company’s investments;

(vi) sales and purchases of the Company’s common stock and other securities;

(vii) distributions on the Company’s common stock and other securities;

(viii) investment advisory and management fees payable by any subsidiary of the Company;

(ix) administration fees and expenses, if any, payable under the Administration Agreement dated [•], 2016 (the “Administration Agreement”) between the Company and OFS Capital Services, LLC, the Company’s administrator (“OFS Services”), including payments based upon the Company’s allocable portion of OFS Services’ overhead in performing its obligations under the Administration Agreement, including rent, necessary software licenses and subscriptions and the allocable portion of the cost of the Company’s officers, including a chief executive officer, chief financial officer, chief compliance officer, chief accounting officer, if any, and their respective staffs;

(x) the allocated costs incurred by OFS Services as administrator in providing managerial assistance to those portfolio companies of the Company that request it;

(xi) transfer agent and custodial fees and expenses;

(xii) federal and state registration fees;

(xiii) all costs of registration and listing the Company’s shares on any securities exchange;

(xiv) federal, state and local taxes;

(xv) independent directors’ fees and expenses;

(xvi) costs of preparing and filing reports or other documents required by the SEC or other regulators;

(xvii) costs of any reports, proxy statements or other notices to shareholders, including printing costs;

4

(xviii) the Company’s allocable portion of any fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;

(xix) indemnification payments;

(xx) direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs;

(xxi) proxy voting expenses; and

(xxii) all other expenses incurred by the Company or OFS Services in connection with administering the Company’s business.

Prior to the effective date of this Agreement, the Adviser or its affiliates will bear Organization Expenses and Offering Expenses on behalf of the Company and may continue to do so for so long as this Agreement remains in effect (such Organization Expenses and Offering Expenses, the “Reimbursable Expenses”). Upon such time that this Agreement becomes effective pursuant to Section 9(a) and for as long as this Agreement remains effective, the Adviser will be entitled to receive reimbursement from the Company of Reimbursable Expenses it or its affiliates have paid on behalf of the Company, up to 1.5% of the aggregate gross proceeds of the Company’s private placement offering on a best efforts, continuous basis of up to $200,000,000 shares of the Company’s common stock. Following the three-year anniversary of the date on which any Reimbursable Expense is incurred, the Adviser will not be entitled to receive any reimbursement from the Company of such Reimbursable Expense the Adviser or its affiliates have paid on behalf of the Company.

3. Compensation of the Adviser. The Company agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (the “Base Management Fee”) and an incentive fee consisting of two parts (collectively, the “Incentive Fee”) as hereinafter set forth. The Company shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct. To the extent permitted by applicable law, the Adviser may elect, or the Company may adopt a deferred compensation plan pursuant to which the Adviser may elect, to defer all or a portion of its fees hereunder for a specified period of time.

(a) Base Management Fee.

(i) The Base Management Fee shall be calculated at an annual rate of 2.0% based on the average value of the Company’s total assets (other than cash or cash equivalents but including assets purchased with borrowed amounts and including assets owned by any consolidated entity), at the end of the two most recently completed calendar quarters. The Base Management Fees shall be adjusted for any share issuances or repurchases during the calendar quarter. The Base Management Fee is payable quarterly in arrears, and the Base Management Fees for any partial quarter shall be prorated based on the number of days in such quarter.

5

(b) Incentive Fee – Income-Based Fee.

(i) The first part of the Incentive Fee (the “Income-Based Fee”) shall be calculated and payable quarterly in arrears based on the Company’s pre-Incentive Fee net investment income for the calendar quarter. For purposes of this Agreement, pre-Incentive Fee net investment income for any given calendar quarter is calculated as (A) the sum of interest income, dividend income and any other income (including any other fees, including commitment, origination and sourcing, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies, but excluding fees for providing managerial assistance) accrued by the Company during such quarter, minus (B) the Company’s operating expenses for such quarter (including the Base Management Fee, any expenses payable under the Administration Agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment in kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee net investment income shall not include any realized capital gains, realized capital losses, unrealized capital appreciation or unrealized capital depreciation.

(ii) In calculating the Income-Based Fee for any given calendar quarter, the Company’s pre-Incentive Fee net investment income, expressed as a rate of return on the value of the Company’s net assets at the end of the immediately preceding calendar quarter (the “Rate of Return”), shall be compared to a hurdle rate of 1.75% per quarter (7.0% annualized) (the “Hurdle Rate”). For purposes of this Agreement, net assets is calculated as total assets less indebtedness and before taking into account any Incentive Fees payable during the relevant period.

(iii) The Company shall pay the Adviser an Income-Based Fee with respect to the Company’s pre-Incentive Fee net investment income in each calendar quarter as follows:

(A) no Income-Based Fee if the Rate of Return does not exceed the Hurdle Rate in such quarter;

(B) 100% of that portion of the Company’s pre-Incentive Fee net investment income, if any, with respect to which the Rate of Return exceeds the Hurdle Rate but is less than 2.1875% in such quarter (8.75% annualized); and

(C) 20.0% of that portion of the Company’s pre-Incentive Fee net investment income, if any, with respect to which the Rate of Return exceeds 2.1875% in such quarter (8.75% annualized).

There shall be no accumulation of amounts on the Hurdle Rate from quarter to quarter, no claw back of amounts previously paid if the Rate of Return in any subsequent quarter is below the Hurdle Rate and no delay of payment if the Rate of Return in any prior quarters was below the Hurdle Rate. Income-Based Fees shall be adjusted for any share issuances or repurchases during the calendar quarter, and Income-Based Fees for any partial quarter shall be prorated based on the number of days in such quarter.

6

(c) Incentive Fee – Capital Gains Fee.

(i) The second part of the Incentive Fee (the “Capital Gains Fee”) shall be calculated and payable in arrears at the end of each calendar year (or, upon termination of this Agreement pursuant to Section 9 of this Agreement, as of the termination date) based on the Company’s net capital gains. For purposes of this Agreement, net capital gains are calculated by subtracting (A) the sum of the Company’s cumulative aggregate realized capital losses and aggregate unrealized capital depreciation from (B) the Company’s cumulative aggregate realized capital gains. If such amount is positive at the end of the relevant calendar year, then the Capital Gains Fee for such year shall be equal to 20.0% of such amount, less the aggregate amount of Capital Gains Fees paid in all prior years. If such amount is negative, then there shall be no Capital Gains Fee for such year. If this Agreement shall terminate as of a date that is not a calendar-year end, the termination date shall be treated as though it were a calendar-year end for purposes of calculating and paying a Capital Gains Fee. Any Capital Gains Fee for any partial year shall be prorated based on the number of days in such year.

(ii) For purposes of this Agreement:

(A) cumulative aggregate realized capital gains are calculated as the sum of the differences, if positive, between (1) the net sales price of each investment in the Company’s portfolio when sold and (2) the accreted or amortized cost basis of such investment;

(B) cumulative aggregate realized capital losses are calculated as the sum of the differences, if negative, between (1) the net sales price of each investment in the Company’s portfolio when sold and (2) the accreted or amortized cost basis of such investment; and

(C) aggregate unrealized capital depreciation is calculated as the sum of the differences, if negative, between (1) the valuation of each investment in the Company’s portfolio as of the end of the relevant year and (2) the accreted or amortized cost basis of such investment.

4. Representations, Warranties and Covenants of the Adviser. The Adviser represents and warrants that it is registered as an investment adviser under the Advisers Act. the Adviser agrees that its activities shall at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments, including the Investment Company Act and the Advisers Act.

5. Excess Brokerage Commissions. The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and constitutes the best net results for the Company.

7

6. Activities of the Adviser. The services of the Adviser to the Company are not exclusive, and the Adviser and/or any of its affiliates may engage in any other business or render similar or different services to others, including the direct or indirect sponsorship or management of other investment-based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company hereunder are not materially impaired thereby, and nothing in this Agreement shall limit or restrict the right of any member, manager, partner, officer or employee of the Adviser or any such affiliate to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Company, subject to the Adviser’s right to enter into sub-advisory agreements. the Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and shareholders of the Company are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, shareholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, shareholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Company as directors, officers, employees, shareholders or otherwise.

7. Responsibility of Dual Directors, Officers and/or Employees. If any person who is a member, manager, partner, officer or employee of the Adviser or OFS Services is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such member, manager, partner, officer and/or employee of the Adviser or OFS Services shall be deemed to be acting in such capacity solely for the Company, and not as a member, manager, partner, officer or employee of the Adviser or OFS Services or under the control or direction of the Adviser or OFS Services, even if paid by the Adviser or OFS Services.

8. Limitation of Liability of the Adviser; Indemnification. The Adviser and its affiliates and its and its affiliates’ respective directors, officers, employees, members, managers, partners and shareholders, each of whom shall be deemed a third party beneficiary hereof (collectively, the “Indemnified Parties”), shall not be liable to the Company or its subsidiaries or its and its subsidiaries’ respective directors, officers, employees, members, managers, partners or shareholders for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company, except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services. The Company shall indemnify, defend and protect the Indemnified Parties and hold them harmless from and against all claims or liabilities (including reasonable attorneys’ fees) and other expenses reasonably incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or in connection with the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the foregoing provisions of this Section 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against, or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations and duties under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

8

9. Effectiveness, Duration and Termination.

(a) This Agreement shall become effective as of the date that the Company raises $1.0 million from the sale of shares of its common stock in a private offering. This Agreement shall remain in effect for two years after such date, and thereafter shall continue automatically for successive annual periods; provided that such continuance is specifically approved at least annually by:

(i) the vote of the Board, or by the vote of holders of a majority of the outstanding voting securities of the Company; and

(ii) the vote of a majority of the Company’s directors who are not “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any party hereto, in accordance with the requirements of the Investment Company Act.

(b) This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by (i) the vote of holders of a majority of the outstanding voting securities of the Company, (ii) the vote of the Board or (iii) the Adviser.

(c) This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act); provided that nothing herein shall cause this Agreement to terminate upon or otherwise restrict a transaction that does not result in a change of actual control or management of the Adviser.

(d) The provisions of Section 8 of this Agreement shall remain in full force and effect, and apply to the Adviser and its representatives as and to the extent applicable, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination or expiration of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Section 3 of this Agreement through the date of termination or expiration.

9

10. Third Party Beneficiaries. Nothing in this Agreement, either express or implied, is intended to or shall confer upon any person other than the parties hereto and the Indemnified Parties any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

11. Amendments of this Agreement. This Agreement may not be amended or modified except by an instrument in writing signed by both parties hereto, and upon the consent of shareholders of the Company in conformity with the requirements of the Investment Company Act.

12. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b), and the applicable provisions of the Investment Company Act, if any. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, if any, the latter shall control. The parties hereto unconditionally and irrevocably consent to the exclusive jurisdiction of the federal and state courts located in the State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. The agreement of each party to waive its right to a jury trial will be binding on its successors and assigns and will survive the termination of this Agreement.

13. No Waiver. The failure of either party hereto to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.

14. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

15. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

10

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement.

17. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the parties hereto at their respective principal executive office addresses.

18. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto with respect to such subject matter.

19. Certain Matters of Construction.

(a) The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof.

(b) Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.

(c) The word “including” shall mean including without limitation.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

11

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Hancock Park Corporate Income, Inc.

By:
Name:
Title:

OFS CAPITAL MANAGEMENT, LLC

By:
Name:
Title:

[Signature Page to Investment Advisory Agreement]

12